UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

RIDGEWOOD ENERGY Q FUND, LLC
(Exact name of registrant as specified on its charter)

Delaware	000-51927	84-1689138
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

Registrant’s address and telephone number:
947 Linwood Avenue, Ridgewood, NJ 07450
(800) 942-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments

          On April 28, 2009, Ridgewood Energy Q Fund, LLC (the “Fund”) elected not to proceed with the completion of, and no longer participate in, Main Pass 30 well #3 (“MP 30”), which is operated by Chevron U.S.A., Inc. The Fund owns a 45% working interest in MP 30. Based upon its estimates of reserves, the Fund had determined that the additional capital investment required to continue with the completion of MP 30 would not be recoverable.

          As a result, the Fund estimates it will incur total costs relating to MP 30 of $9.3 million, net of estimated insurance recoveries of $8.7 million. Dry-hole costs of $7.2 million and casualty losses of $0.3 million have been incurred during the first quarter of 2009 and the Fund expects to incur an additional $1.8 million of dry-hole costs during the second quarter of 2009. The Fund has no obligation with respect to the plug and abandonment of this well.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RIDGEWOOD ENERGY Q FUND, LLC

Date: May 4, 2009	By:	/s/	Kathleen P. McSherry

Kathleen P. McSherry
Executive Vice President and Chief Financial Officer